UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C., 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2024

SAFETY SHOT, INC.

(Exact name of registrant as specified in charter)

Delaware	001-39569	83-2455880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1061 E. Indiantown Rd., Ste. 110, Jupiter, FL 33477

(Address of principal executive offices) (Zip Code)

(561) 244-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SHOT	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Warrants, each exercisable for one share of Common Stock at $8.50 per share	SHOTW	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

At the 2024 annual meeting of shareholders (the “Annual Meeting”) of Safety Shot, Inc. (the “Company”) held on July 31, 2024, the Company’s shareholders approved the 2024 Equity Incentive Plan (the “Plan”). The Company’s Board of Directors had previously approved the Plan on January 17, 2024, subject to receipt of shareholder approval. A description of the Plan was set forth in the Company’s 2024 definitive proxy statement filed with the Securities and Exchange Commission on June 24, 2024 under the heading “Proposal 4: Approve of 2024 Equity Incentive Plan,” which description is incorporated herein by reference. Such description is qualified in its entirety by reference to the full text of the Plan, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting the Company’s stockholders voted on the matters described below.

1.	The Company’s stockholders elected six directors, each to serve until his/her successor is duly elected and qualified at the 2025 Annual Meeting of Stockholders or until his/her earlier resignation or removal. The number of shares that (a) voted for the election of each director, (b) voted against the election of each director, and (c) abstained authority to vote for each director is summarized in the table below:

Director Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
David Long	15,966,974	188,128	99,802	16,341,717
John Gulyas	15,967,580	185,264	102,060	16,341,717
Jordan Schur	15,961,758	196,065	97,081	16,341,717
Richard Pascucci	15,917,653	243,874	93,377	16,341,717
Christopher Marc Melton	15,115,093	1,043,068	96,743	16,341,717
Jarret Boon	15,971,609	236,372	46,923	16,341,717

2.	Proxies were solicited on behalf of the Board of Directors of the Company and a vote by ballot was taken for and against the ratification of the appointment of M&K CPAS, PLLC (“M&K”) as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2024. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstained
31,690,233	631,818	274,570

3.	Proxies were solicited on behalf of the Board of Directors of the Company and a vote by ballot was taken for and against the ratification of the 2024 Equity Incentive Plan, including the reservation of 15,000,000 shares of common stock. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
14,010,569	2,145,316	99,019	16,341,717

4.	Proxies were solicited on behalf of the Board of Directors of the Company and a vote by ballot was taken for and against the approval of an amendment and restatement of the Company’s Second Amended and Restated Certificate of Incorporation to increase the number of our authorized shares of Common Stock. The number of shares that voted for, against, and abstained from voting for this proposal is summarized in the table below:

Votes For	Votes Against	Votes Abstained
26,057,569	6,171,115	367,937

Item 9.01 Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	2024 Equity Incentive Plan
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2024

SAFETY SHOT, INC.

By:	/s/ Jarret Boon
Jarret Boon
Chief Executive Officer